                                   EXHIBIT 22
               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES

EXHIBIT 22

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                            AS OF SEPTEMBER 30, 1996





Vertex Communications Foreign Sales Corporation
100% - Owned Subsidiary
Incorporated in the United States Virgin Islands



Gamma-f Corp.
100% - Owned Subsidiary
Incorporated in the State of Nevada



Vertex Antennentechnik GmbH
100% - Owned Subsidiary
Incorporated in the Federal Republic of Germany



Vertex International, Ltd.
100% - Owned Subsidiary
Incorporated in England



Maxtech, Inc.
100% - Owned Subsidiary
Incorporated in the State of Pennsylvania